EXHIBIT 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350, as adopted), Martin Lehr, Chief Executive Officer (Principal Executive Officer) of Context Therapeutics Inc. (the “Company”), and Jennifer Minai-Azary, Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies that, to the best of his or her knowledge:

(1) The Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), and to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

/s/ Martin Lehr
Date: March 23, 2026	Martin Lehr
Chief Executive Officer (Principal Executive Officer)

/s/ Jennifer Minai-Azary
Date: March 23, 2026	Jennifer Minai-Azary
Chief Financial Officer (Principal Financial Officer)
This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Context Therapeutics Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.